UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2014

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FROZEN FOOD GIFT GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	333-165406	27-1668227
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

8844 Hillcrest Road, Kansas City, Missouri 64138
(Address of Principal Executive Office) (Zip Code)

816-767-8783
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements.

On April 4, 2014, Frozen Food Gift Group, Inc. issued a convertible promissory note in the amount of $75,000 to WHC Capital, LLC. The Company is to pay the principal amount plus 12% interest on April 4, 2015, to the extent such principal amount and interest has not been repaid or converted into the Company's Common Stock.

On April 14, 2014, Frozen Food Gift Group, Inc. issued a convertible promissory note in the amount of $577,500 to Tangiers Investment Group, LLC. The Company is to pay the principal amount plus 8% interest on April 14, 2015, to the extent such principal amount and interest has not been repaid or converted into the Company's Common Stock.

On April 14, 2014, Frozen Food Gift Group, Inc. issued a convertible promissory note in the amount of $180,000 to Tangiers Investment Group, LLC in exchange for a portion of a $577,500 convertible promissory note issued on April 14, 2014. The Company is to pay the principal amount  on April 14, 2015, to the extent such principal amount and interest has not been repaid or converted into the Company's Common Stock.

Item 3.02 Unregistered Sales of Equity Securities.

Frozen Food Gift Group, Inc. ("FROZ") will issue 32,727,273 shares of  the Company’s common stock to Tangiers Investment Group, LLC (“Tangiers”) pursuant to an exchange agreement signed on April 14, 2014, whereby two purchased notes were exchanged for a restated promissory note issued by FROZ pursuant to a purchase agreement between Tangiers and the Lawrence A. Carrell Trust. The purchased notes were originally issued by American Performance Technologies, LLC, a wholly owned subsidiary of Frozen Food Gift Group, Inc., which restated the notes in an agreement with Tangiers. The shares were authorized for issuance pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FROZEN FOOD GIFT GROUP, INC.

Date: April 16, 2014	By:	/s/ TROY A. COVEY
Troy A. Covey
President, Director and Principal Executive Officer